CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES D CONVERTIBLE PREFERRED STOCK

                         DIGITAL COURIER TECHNOLOGIES, INC.
                         ----------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

         Digital Courier Technologies, Inc., a Delaware corporation (the "Company") certifies that pursuant to the authority contained in ARTICLE V of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the "Board of Directors") by unanimous written consent dated January 20, 2002, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

         RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value, and having a stated value of S 10,000 per share, which shall be designated as Series D Convertible Preferred Stock (the "Preferred Stock") consisting of 360 shares, having voting powers, designations, preferences, limitations, restrictions, and relative rights as follows:
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




                          CERTIFICATE OF DESIGNATION OF
                      CONVERTIBLE PREFERRED STOCK, SERIES D
                      OF DIGITAL COURIER TECHNOLOGIES, INC.

         1. Designation, Amount, Par Value and Stated Value. The series of preferred stock shall be designated as Convertible Preferred Stock, Series D (the "Preferred Stock"). and the number of shares so designated shall be 360 (which shall not be subject to increase without the consent of each of the holders of the Preferred Stock (the "Holders")). Each share of Preferred Stock, no par value, shall have a stated value of $ 10,000 per share (the "Stated Value").

         2. Dividends. Holders of the outstanding Preferred Stock shall not be entitled to receive any dividends in respect of the Preferred Stock.

         3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding. the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding. (a) alter or change adversely the absolute or relative powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its Articles of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders, (d) increase the authorized number of shares of Preferred Stock, (e) sell all or substantially all of its assets,
(f) merge with or into another company or (g) enter into any agreement with respect to the foregoing.

         4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value. If the assets of the Company shall be insufficient to pay in full all amounts due to the Holders then the entire assets to be distributed to the Holders shall be distributed among the Holders and the holders of all of the outstanding Common Stock of the Company ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the consummation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Sections 6 and 7. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

         5. Mechanics of Conversion.

         (a) Holder's Delivery Requirements. Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio (as defined in Section 8) at the option of the Holder in whole or in part at any time after the Original Issue Date. The Holders shall effect conversions by surrendering to the Company the certificate or certificates representing the shares of Preferred


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


Stock to be converted, together with a copy of the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"). Each Conversion Notice shall specify the Holder, the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 9. Subject to Section 5(b) hereof, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly cause to be delivered to such Holder (in the manner and within the time set forth in Section 5(b)) a new certificate for such number of shares of Preferred Stock as have not been converted. Shares of Preferred Stock converted into Common Stock shall be cancelled and shall not be issuable by the Company.

         (b) Company's Response. Not later than three (3) Trading Days after any Conversion Date, the Company will cause to be delivered to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock not converted. Upon request of the Holder, in lieu of physical delivery of the shares of Preferred Stock, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer ("EAST") program, upon request of the Holder and in compliance with the provisions hereof, the Company shall use its best efforts to cause its transfer agent to electronically transmit any certificate or certificates required to be delivered to the Holder under this Section 5 by crediting the account of the Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to the electronic transmittals described herein. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion by written notice to the Company, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock for which Common Stock was not delivered pursuant to such conversion.

         (c) Liquidation Damages; etc.

                            (i) If the  Company  fails to  deliver to the Holder
                  such certificate or certificates pursuant to this Section 5 on or prior to the third Trading Day after the Conversion Date (the "Delivery Date"), in addition to all other remedies that such Holder may pursue hereunder, the Company shall pay to such Holder in cash, as liquidated damages and not as a penalty, $5,000 per day until such certificates are delivered. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section 5 prior to the 15th day after the Conversion Date the Company shall, at the Holder's option, redeem from funds legally available therefor at the time of such redemption, such number of shares of Preferred Stock then held by such Holder, as requested by such Holder. If such Holder opts to redeem any number of shares of Preferred Stock pursuant to this Section 5(c)(i), then the Company shall immediately notify all other Holders of Such



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

                  Holder's election to redeem and, at any other Holders' option, which shall be exercised within two business days thereof, redeem, from funds legally available therefor at the time of such redemption, such number of shares of Preferred Stock then held by such other Holder, as requested by such Holder, which redemption shall be simultaneous with other redemptions referred to above. The redemption price shall be equal to the sum of the number of shares of Preferred Stock then held by such Holder multiplied by (1) the average Per Share Market Value for the five Trading Days immediately preceding (x) the Conversion Date or (y) the date of payment in full by the Company of such prepayment price, whichever is greater, multiplied by, (2) the Conversion Ratio calculated on the Conversion Date. If the Holder has requested that the Company redeem shares of Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price referenced above within seven days after such notice is deemed delivered pursuant to Section 5(c)(i), the Company will pay interest on the redemption price at a rate of 15% per annum in cash to such Holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by Such Holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the shares of Common Stock Issued by the Company pursuant to such conversion), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

                           (ii) In addition to any other rights available to the
                  Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(c)(i) by the Delivery Date and after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver to the satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving on the Delivery Date upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock purchased for a Buy-In exceeds (B) the aggregate Conversion Price for the number of shares of Common Stock in the Buy-In for which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of S 10,000 aggregate Conversion Price for the number of shares of Common Stock in the Buy-In, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.


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





                  (d) Conversion Price. The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be $.30, subject to adjustment from time to time pursuant to the provisions of Sections 6 and 7 hereof.

                  (e) Restriction on Conversion by Either the Registered Owner or the Company. Notwithstanding anything herein to the contrary, in no event shall any Holder or the Company have the right or be required to convert shares of Preferred Stock if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Registered Owner and its Affiliates would exceed 9.99/0 of the outstanding shares of the Common Stock following such exercise. For purposes of this Section 5(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The provisions of this Section 5(e) may be waived by a Holder as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Company, and the provisions of this Section 5~e) shall continue to apply until such 65 `h day (or later, if stated in the notice of waiver).

                  (f) No Conversion Prior to May 30, 2002. Notwithstanding anything to the contrary herein, the Holders of the Preferred Stock shall not be entitled to convert the Preferred Stock into shares of Common Stock until after May 30, 2002.

                  (e) Reservation of shares. The Company covenants that after May 30, 2002, and at all times thereafter, it shall reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of the Preferred Stock and free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Preferred Stock, not less than 100/0 of such number of shares of Common Stock as shall be issuable (taking into account the adjustments of Section 6) upon the conversion of all outstanding shares of Preferred Stock (without regard to any limitations on conversion). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradable

         6.       Adjustment of Conversion Price.

                  (a) Common  Stock  Dividends;  Common  Stock  Splits:  Reverse
Common Stock Splits. If the Company, at any time after the Issuance Date (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this paragraph 6(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                   (b) Rights: Warrants. If the Company, at any time after the Issuance Date, shall issue rights cr warrants to all of the holders of its



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


Preferred Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Conversion Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or- warrants.

                  (c) Subscription Rights. If the Company, at any time after the Issuance Date, shall distribute to all of the holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in paragraphs 6(a) and (b) above), then in each such case the Conversion Price at which the Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent
(1090) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") selected in Good faith by the Holders of the Preferred Stock; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select in good faith an additional Appraiser meeting the same qualifications, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                   (d) Rounding. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100`h of a share, as the case may be.

                   (e) Notice of Adjustment. Whenever the Conversion Price is adjusted pursuant to paragraphs 6(a), (b) or (c), the Company shall promptly mail to the Holders a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                   (f) Redemption Event. In case of (A) any reclassification of the Common Stock, (B) any Change of Control Transaction, (C) any compulsory

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share  exchange  pursuant  to which the  Common  Stock is  converted  into other securities, cash or property or (D) (i) the Company's notice to any Holder of the Preferred Stock, including by way of public announcement, at any time, of its intention, for any reason, not to comply with proper requests for the conversion of any shares of the Preferred Stock or (ii) the Company's refusal to honor a duly executed Conversion Notice delivered pursuant to Section 5 hereof (clauses (A) through (D) above are referred to as a "Redemption Event"), in the case of (A), (B) and (C), the Holders shall have the right thereafter to convert the shares of Preferred Stock for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Redemption Event, and the Holders shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the shares of Preferred Stock could have been converted immediately prior to such Redemption Event (without taking into account any limitations or restrictions on the convertibility of the Securities) would have been entitled; provided, however, that in the case of a transaction specified in (B) in which holders of the Company's Common Stock receive cash, the Holders shall have the right to convert the shares of Preferred Stock for such number of shares of the surviving company equal to the amount of cash into which the shares of Preferred Stock are convertible divided by the fair market value of the shares of the surviving company on the effective date of the merger; provided, further, that in the case of an event specified in
(D), the Holders shall have the option to require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of
Common  Stock  immediately   theretofore  acquirable  and  receivable  upon  the
conversion of such Holder's Preferred Stock at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the effective date, the date of the closing, date of occurrence or the date of the announcement, as the case may be, of the Redemption Event triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and
(ii) the Conversion Ratio calculated on the effective date, the date of the closing, date of occurrence or the date of the announcement, as the case may be or, at the option of the Holder, on the date of submission of a Redemption Notice. The entire redemption price shall be paid in cash. In the case of (A),
(B) and (C), the terms of any such Redemption Event shall include such terms so as to continue to give to the Holders the right to receive the securities, cash or property set forth in this Section 6(f) upon any conversion or redemption following such Redemption Event. This provision shall similarly apply to successive Redemption Events.

                   (g)      Reclassification.  Etc. If:

                    A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                   B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

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


                  C. the Company shall authorize the granting to the holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                  D. the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party. any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                  E.       the  Company   shall   authorize   the  voluntary  or
                           involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of the conversion of the Preferred Stock, and shall cause to be mailed to the Holders at the address specified herein, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

         Notwithstanding the foregoing,  in no event shall any provision in this
Section 6 cause the Conversion Price to be greater than the Conversion Price on the Date of Issuance.

         7. Major Announcement. If the Company makes a public announcement (i) that it intends to enter into a Change of Control Transaction (as defined in
Section 8) or (ii) any person, group or entity (including the Company, but excluding a Holder or any affiliate of a Holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 509 or more of the Common Stock (such announcement being referred to herein as a "Major
Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that a Holder seeks to convert shares of Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lesser of (A) the Conversion Price in effect on the Trading Day immediately preceding the Announcement Date for such Preferred Stock and (B) the Conversion Price on such Conversion Date. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

         S. Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Chance of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Section 13(d)(3) of the Exchange Act), of in excess of 5011c of the voting securities of the Company. (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof, or their duly elected successors who are directors immediately prior to such transaction, in one or a series of related transactions, (iii) the merger of the Company with or into another entity, unless following such transaction, the Holders of the Company's securities continue to hold at least 5090 of such securities following such transaction, (iv) consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv).

         "Commission"   means  the  United   States   Securities   and  Exchange
Commission, or any successor to such agency.

         "Common Stock" means the Company's common stock, $.0001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "Conversion Ratio" means, at any time, a fraction, the numerator of which is the Stated Value and the denominator of which is the Conversion Price at such time.

        "Nasdaq" means The National Market System of the Nasdaq Stock Market.

         "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

          "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select in good faith an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

         "Person"  means  a   corporation,   an   association,   a  partnership,
organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board. or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and
(c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         "Underlying Shares" means the number of shares of Common Stock into which the Shares are convertible in accordance with the terms hereof.

         9. Notices. Except as otherwise provided in the event of conversion of shares of Preferred Stock, all notices or other communications required hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received) telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 8:00 p.m. EST where such notice is to be received), or the first business day following such delivery (if received after 8:00 p.m. EST where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur; and shall be regarded as properly addressed if sent to the parties or their representatives at the addresses given below:

                   To the Company:            Digital Courier Technologies, Inc.
                                              136 Heber Avenue, Suite 204
                                              P.O. Box 8000
                                              Park City, Utah 84060
                                              Attn: John Hanlon
                                              Phone: 435-655-3617
                                              Fax: 435-655-3647

                   To the Holders:           Brown Simpson Partners I, Ltd.
                                             152 West 57 `h Street, 21 `h Floor
                                             New York, New York 10019
                                             Attn: Peter Greene
                                             Phone: (212) 247-8200
                                             Fax: (212) 817-5391

                  with copies to:            Akin, Gump, Strauss, Hauer & Feld,
                                             L.L.P. 590 Madison Avenue
                                             New York, New York 10022
                                             Attn: James Kaye, Esq.
                                             Phone: (212) 872-1000
                                             Fax: (212) 872-1002

or such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested.

          10. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any stock certificates representing Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such Series A Stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Stock into Common Stock.

          11. Remedies Characterized; Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company covenants to each Holder of Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Preferred Stock and that the remedy at law in the event of any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Preferred Stock shall be entitled, in addition to all other available remedies, to an injection restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          12. Specific Shall Not Limit General. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein.

          13. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder of Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          14. Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          15.   Payment  of  Tax  Upon  Issue  of  Transfer.   The  issuance  of
certificates for shares of the Common Stock upon conversion of the Preferred Shares shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          16.  Effect  of  Headings.   The  section   headings  herein  are  for
convenience only and shall not affect the construction hereof.

                            [Signature page follows]

         IN WITNESS WHEREOF Digital Courier Technologies, Inc. has caused this Certificate to be signed by its Executive Vice President and Assistant Secretary respectively, on this 21st day of January, 2002.

                         Name: /s/ John Hanlon
                               ---------------------------
                                   John Hanlon
                         Title:    President and Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       DIGITAL COURIER TECHNOLOGIES, INC.

                   [MAKING REVISIONS TO CHANGE NAME AND TO SET
                          FORTH TERMS OF REVERSE SPLIT]

         Digital Courier Technologies, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That pursuant to the recommendation of the Board of Directors of the Company, the following resolution amending the Amended and Restated Certificate of Incorporation of the Company has been adopted by written consent of stockholders of the Company holding a majority of the outstanding stock entitled to vote thereon. The resolution setting forth the amendment is as follows:

         RESOLVED, that the Company's Certificate of Incorporation be amended to revise Article I and Article IV as attached hereto on Exhibit A.

         SECOND: That this resolution has been adopted by the written consent of the majority of shares pursuant to Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the effective date and time of said amendments shall be at 12:01 a.m., EDT, May 8, 2003.

         IN WITNESS WHEREOF, the undersigned hereby affirms, under penalties of perjury, that the foregoing instrument is the act and deed of the Company and that the facts stated therein are true. Dated this 6th day of May, 2003.

Digital Courier Technologies, Inc..
By:  /s/ Lynn J. Langford
     --------------------
         Lynn J. Langford
         Secretary